EXHIBIT 23.3

dr. abdullah a. baeshen - country co-ordinating partner	•	P.O. Box 3795 4th Floor Fluor Building Alkhobar 31952 Saudi Arabia	•	Phone: 8825414 Fax: 8827224 www.ev.com/me Registration No. 45
Consent of Ernst & Young
We consent to the reference to our firm under the caption “Experts” in connection with Arabian Geophysical and Surveying Company Limited in the Registration Statement (Form F-4 dated October 16, 2006) and related Prospectus of Compagnie Générale de Géophysique for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated 26 January 2006, with respect to the financial statements of Arabian Geophysical & Surveying Company Limited included in its Annual Report (Form 20-F) for the year ended December 31 2005, filed with the Securities and Exchange Commission.
Al Khobar, Saudi Arabia
12 October 2006
Ernst & Young

/s/ Abdulaziz Saud Alshubaibi
Abdulaziz Saud Alshubaibi
Dr. Abdullah A Baeshen (66), Abdulaziz A Alsowailim (277)
Abdulaziz Alshubaibi (339), Fahad M. Al–Toaimi (354), Ahmed l. Reda (356)
Offices in the Kingdom: Alkhobar, Jeddah, Riyadh